SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-NASHUA CORPORATION

          GAMCO INVESTORS, INC.
                                10/02/97            1,000            12.6341
          GIL II, LTD.
                                10/06/97              500-           14.0000
                                10/02/97           10,000            12.6341
          GABELLI FUNDS, INC.
               THE GABELLI ASSET FUND
                                 8/18/97           10,000-           10.1622
          GAMCO INVESTORS, INC.
                                10/07/97            1,000            13.0000
                                10/06/97            1,000            13.5000
                                10/02/97            6,800            12.5680
                                 9/22/97            5,000-           11.8625
                                 9/17/97            5,000-           12.0188
                                 8/18/97            1,000            10.5000
                                 8/18/97            2,000            10.3750


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.




                                       30